Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 4, 2009 related to the consolidated financial statements of Cobalt International Energy, L.P. in the Amendment No. 3 to the Registration Statement (Form S-1 No. 333-161734) and related Prospectus of Cobalt International Energy, Inc. for the registration of 63,000,000 shares of its common stock.

/s/Ernst & Young LLP

Houston, TX

November 25, 2009